Post-Qualification Offering Statement Amendment

File No. 024-11755

POST-QUALIFICATION AMENDMENT TO OFFERING STATEMENT

YS RE RAF LLC I LLC

Explanatory Note

The sole purpose of this Post-Qualification Amendment (this “Amendment”) to the Offering Statement (the “Offering Statement”) is to file the required updated financial information of Form 1-A pursuant to Rule 252(f)(2)(i). This Amendment hereby incorporates by reference the financial statements of YS RE RAF LLC I LLC (the “Company”) and accompanying reports and notes as of and for the fiscal year ended December 31, 2022, which are filed with the Commission in Part II of the Company’s Annual Report on Form 1-K for the annual period then ended, filed on May 1, 2023 (Commission File No. 024-11755). No other aspect of the Offering Statement is hereby amended or affected by this Amendment.

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
11.1	Consent of Independent Registered Public Accounting Firm	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 1, 2023.

YS RE RAF I LLC
By:	YS RE RAF I LLC, a Delaware limited liability company, its Manager

	By:	/s/ Mitchell Rosen
		Name:	Mitchell Rosen
		Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell Rosen	Chief Executive Officer of	May 1, 2023
Mitchell Rosen	YS RE RAF I LLC
(Principal Executive Officer)

/s/ Timothy Schott	Chief Financial Officer	May 1, 2023
Timothy Schott	YS RE RAF I LLC
(Principal Financial Officer and
Principal Accounting Officer)

May 1, 2023